Exhibit 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571

www.laredopetro.com

Laredo Petroleum Announces “At-the-Market” Equity Program

TULSA, OK, February 23, 2021– Laredo Petroleum, Inc. (NYSE:LPI) (“Laredo” or the “Company”), announced today that it has filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) under which it may offer and sell from time to time and at its discretion shares of its common stock having an aggregate gross sales price of up to $75.0 million pursuant to an “at-the-market” offering program (the “ATM Program”).

Laredo has entered into an equity distribution agreement with Wells Fargo Securities, LLC in its capacity as a sales agent (the “sales agent”). Pursuant to this agreement, sales of shares of the Company’s common stock may be made in transactions that are deemed to be “at-the-market” offerings, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, to or through a market maker or as otherwise agreed to with the sales agent.

The Company intends to use the net proceeds from any sales of shares under the ATM Program for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes.

This offering is being made pursuant to an effective automatic shelf registration statement, including a base prospectus, previously filed by the Company with the SEC, and a prospectus supplement related to the offering. Copies of the base prospectus and the prospectus supplement may be obtained by visiting the SEC website at www.sec.gov. Alternatively, copies of the base prospectus and the prospectus supplement may be obtained from the sales agent at: Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York, 10001, at (800) 326-5897 or emailing a request to cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or sale of these securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the related registration statement.

About Laredo

Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin in West Texas.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, the proposed terms of the ATM Program, the completion, timing and size of the ATM Program, the Company’s ability to raise capital through the ATM Program, that the Company’s business plans may change as circumstances warrant and that the securities may not ultimately be offered to the public because of general market conditions or other factors.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries (“OPEC+”), the outbreak of disease, such as the coronavirus (“COVID-19”) pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, production curtailment, hedging activities, possible impacts of litigation and regulations, the impact of repurchases, if any, of securities from time to time, the impact of a reverse stock split, if any, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020 , the prospectus supplement and those set forth from time to time in other filings with the SEC. These documents are available through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

Ron Hagood

918.858.5504

rhagood@laredopetro.com